Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of August 10, 2018 (the “Effective Date”) by and between 35 PARKWOOD REALTY LLC, a Massachusetts limited liability company (“Landlord”), and SPRING BANK PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of October 4, 2017 (the “Existing Lease”) with respect to approximately 19,446 rentable square feet of office space (the “Office Premises”) and approximately 10,037 rentable square feet of laboratory space (the “Lab Premises”) and approximately 1,832 rentable square feet of lab support space (the “Lab Support Premises;” collectively, the Office Premises, the Lab Premises and the Lab Support Premises are referred to herein as the “Premises”) in the building located at 35 Parkwood Drive, Hopkinton, Massachusetts (the “Building”), as more particularly described in the Existing Lease; and

WHEREAS, Landlord has performed certain work in the Office Premises (the “Office Work”) to prepare it for occupancy by Tenant, and is performing certain work in the Lab Premises (the “Lab Work”), each as shown on the plans and described on the scope of work attached to Exhibit D of the Existing Lease (collectively, the Office Work and the Lab Work are referred to herein as “Landlord’s Work”), and pursuant to the terms of the Existing Lease, the Term of the Lease is scheduled to commence upon substantial completion of Landlord’s Work; and

WHEREAS, Landlord completed the Office Work (including punch list items) and Tenant has been occupying the Office Premises since June 1, 2018 (the “Office Premises Commencement Date”), and Landlord and Tenant desire to revise the Existing Lease to: (a) commence the Term of the Lease with regard to the Office Premises on June 1, 2018, (b) Landlord completed the Lab Premises and Tenant has been occupying the Lab Premises since July 16, 2018 and the Landlord and Tenant desire to commence the Term with regard to the Lab Premises upon July 16, 2018 (the “Lab Premises Commencement Date”), as set forth in the Existing Lease, and (c) to commence the Term with regard to the Lab Support Premises on the Lab Premises Commencement Date;

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as set forth below in this First Amendment.  Capitalized terms used in this First Amendment and not defined shall have their respective meanings set forth in the Existing Lease.

1.Existing Lease. The Existing Lease, as amended and affected by this First Amendment, is hereinafter referred to as the “Lease.”  As of the Effective Date, all references to the Lease in the Existing Lease shall mean the Existing Lease as amended by this First Amendment.

2.(a) Term Commencement for Office Premises, Lab Premises and Lab Support Premises.  Notwithstanding any provision of the Existing Lease to the contrary, including without limitation the definitions of “Term” and “Term Commencement Date” in the Basic Lease Information appended thereto, as of the Effective Date, for all purposes under the Lease, the Term shall be deemed to have commenced with regard to the Office Premises on the Office Premises Commencement Date. As set

forth in the Existing Lease and above in this First Amendment, the Term with regard to the Lab Premises shall commence upon the Lab Premises Commencement Date.  The Term with regard to the Lab Support Premises shall be deemed to have commenced for all purposes under the Lease on the Lab Premises Commencement Date.

(b)Confirmation of Term and Rent Commencement Dates.  The Term Commencement Date of the Existing Lease shall be deemed to be June 1, 2018; the Rent Commencement Date of the Existing Lease shall be as set forth below in Section 3 of this First Amendment; the Term is scheduled to expire on October 31, 2028; and Tenant has the one-time right to terminate the Existing Lease effective October 31, 2027, provided that a Termination Notice and Termination Fee (as defined in Section 28 of the Existing Lease) must be delivered to Landlord on or before October 31, 2025. For the avoidance of doubt, this First Amendment shall eliminate the requirement in the Existing Lease that Landlord and Tenant execute and deliver Exhibit I to the Existing Lease, the Form of Confirmation of Term and Rent Commencement Dates.

3.Basic Rent. Tenant shall begin paying Basic Rent for the Office Premises on May 1, 2019, which is the first day following expiration of the 11-month rent abatement period set forth in the Existing Lease (the “Office Premises Rent Commencement Date”), and Basic Rent for the Lab Premises on the first day of the twelfth (12) month following the Lab Premises Commencement Date (the “Lab Premises Rent Commencement Date”).  As of the Effective Date, the two (2) tables in the Basic Lease Information section that provide the Basic Rent for the Office/Lab Premises and the Lab Support Premises shall be deleted and replaced with the three (3) tables below.

a.	Office Premises (19,446 rsf)

Period	Rental rate per rsf	Annual Fixed Rent	Monthly Fixed Rent
June 1, 2018 – April 30, 2019 Months 1 – 11	$0*	$0	$0
May 1, 2019 – April 30, 2020 Months 12 - 23	$13.75	N/A	$22,281.87
May 1, 2020 – April 30, 2021 Months 24 - 35	$14.16	$275,355.36	$22,946.28
May 1, 2021 – April 30, 2022 Months 36 – 47	$14.58	$283,522.68	$23,626.89
May 1, 2022 – April 30, 2023 Months 48 – 59	$15.02	$292,078.92	$24,339.91
May 1, 2023 – April 30, 2024 Months 60 – 71	$15.40	$299,468.40	$24,955.70
May 1, 2024 – April 30, 2025 Months 72 – 83	$15.79	$307,052.34	$25,587.69

May 1, 2025 – April 30, 2026 Months 84 – 95	$16.18	$314,636.28	$26,219.69
May 1, 2026 – April 30, 2027 Months 96 – 107	$16.59	$322,609.14	$26,884.09
May 1, 2027 – April 30, 2028 Months 108 – 119	$17.00	$330,582.00	$27,548.50
May 1, 2028 - October 31, 2028 Months 120 – 125	$17.43	N/A	$28,245.31

b.	Lab Premises (10,037 rsf)

Period	Rental rate per rsf	Annual Fixed Rent	Monthly Fixed Rent
July 16, 2018 – June 15, 2019	$0*	$0	$0
June 16, 2019 – June 30, 2019	$13.75	N/A	$5,750.36
July 1, 2019 – April 30, 2020	$13.75	N/A	$11,500.73
May 1, 2020 – April 30, 2021 Months 24 - 35	$14.16	$142,123.92	$11,843.66
May 1, 2021 – April 30, 2022 Months 36 – 47	$14.58	$146,339.46	$12,194.95
May 1, 2022 – April 30, 2023 Months 48 – 59	$15.02	$150,755.74	$12,562.98
May 1, 2023 – April 30, 2024 Months 60 – 71	$15.40	$154,569.80	$12,880.82
May 1, 2024 – April 30, 2025 Months 72 – 83	$15.79	$158,484.23	$13,207.02
May 1, 2025 – April 30, 2026 Months 84 – 95	$16.18	$162,398.66	$13,533.22
May 1, 2026 – April 30, 2027 Months 96 – 107	$16.59	$166,513.83	$13,876.15
May 1, 2027 – April 30, 2028 Months 108 – 119	$17.00	$170,629.00	$14,219.08
May 1, 2028 - October 31, 2028 Months 120 – 125	$17.43	N/A	$14,578.74

c.Lab Support Premises (1,832 rsf)

Period	Rental rate per rsf	Annual Fixed Rent	Monthly Fixed Rent
July 16, 2018 – June 15, 2019	$0	$0	$0
June 16, 2019- June 30, 2019	$6.00	N/A	$458.00
July 1, 2019 – April 30, 2020	$6.00	N/A	$916.00
May 1, 2020 – April 30, 2021 Months 24 - 35	$6.18	$11,321.76	$943.48
May 1, 2021 – April 30, 2022 Months 36 – 47	$6.36	$11,651.52	$970.96
May 1, 2022 – April 30, 2023 Months 48 – 59	$6.55	$11,999.60	$999.97
May 1, 2023 – April 30, 2024 Months 60 – 71	$6.71	$12,292.72	$1,024.39
May 1, 2024 – April 30, 2025 Months 72 – 83	$6.88	$12,604.16	$1,050.35
May 1, 2025 – April 30, 2026 Months 84 – 95	$7.05	$12,915.60	$1,076.30
May 1, 2026 – April 30, 2027 Months 96 – 107	$7.23	$13,245.36	$1,103.78
May 1, 2027 – April 30, 2028 Months 108 – 119	$7.41	$13,575.12	$1,131.26
May 1, 2028 - October 31, 2028 Months 120 – 125	$7.59	N/A	$1,158.74

*Notwithstanding any portion of the three tables above, Tenant shall begin making payments of all sums other than Basic Rent due under the Lease, including without limitation, Additional Rent as set forth in Section 4(b) of the Existing Lease, as of the Office Premises Commencement Date and the Lab Premises Term Commencement Date.

4.Excluded Fixtures.  Pursuant to Section 22 of the Existing Lease, Exhibit A attached to this First Amendment shall hereby be incorporated into the Existing Lease. (Tenant to provide an Equipment List)

5.Ratification.  Except as amended and modified by this First Amendment, all the terms, provisions, agreements, covenants and conditions of the Existing Lease are hereby affirmed and ratified.  From and after the Effective Date, all references to the “Lease” shall mean the Existing Lease as amended hereby, and to the extent that there any inconsistencies between this First Amendment and the Existing Lease, this First Amendment shall control.

6.Execution/Entire Agreement.  This First Amendment, together with the Lease as affected hereby, constitutes the entire agreement of the parties, and may not be amended except by written instrument signed by all parties.  This First Amendment shall have the effect of an agreement under seal and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This First Amendment may be executed in counterparts all of which taken together shall constitute an original executed document.

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

LANDLORD:

35 PARKWOOD REALTY, LLC,

a Massachusetts limited liability company

By:    /s/ John R. Parsons Jr.

Name:    John R. Parsons Jr.

Title:      Managing Member

TENANT:

SPRING BANK PHARMACEUTICALS, INC.,

a Delaware corporation

By:  /s/ Jonathan Freve

Name:  Jonathan Freve

Title:   CFO

Hereunto duly authorized

Exhibit A

Excluded Fixtures

Laboratory hoods and permanent benches